SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
______________________

Date of Report (Date of earliest event reported)
May 4, 2004

eCollege.com
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-28393 (Commission File Number)	84-1351729 (I.R.S. Employer Identification No.)

4900 South Monaco Street
Denver, Colorado 80237
(Address of principal executive offices)

(303) 873-7400
Registrant's telephone number, including area code

N/A
Former Name or Former Address, if Changed Since Last Report

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

c) Exhibits. The following exhibits are furnished with this report.

Exhibit Number	Description

99.1
Press release dated May 4, 2004, "eCollege(SM) Announces Quarterly Revenue of $19.6 Million and Increases Revenue Guidance for Year; Company Achieves First Quarter EPS of $0.03 and Adjusted EPS of $0.08"

ITEM 12.     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 4, 2004, eCollege issued a press release announcing its first quarter 2004 earnings. The information contained in the press release dated May 4, 2004 is incorporated herein by reference and furnished as Exhibit 99.1 hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eCollege.com

Date: May 4, 2004	By:	/s/ Oakleigh Thorne

Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1
Press release dated May 4, 2004, "eCollege(SM) Announces Quarterly Revenue of $19.6 Million and Increases Revenue Guidance for Year; Company Achieves First Quarter EPS of $0.03 and Adjusted EPS of $0.08"